Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 26, 2018
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2018 and 2017:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2018, reported net income was $5.8 million, or $.42 per diluted share, as compared to $4.0 million, or $.30 per diluted share, during the second quarter of 2017.

As calculated on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”) for the three-month periods ended June 30, 2018 and 2017, our funds from operations (“FFO”), were $12.0 million, or $.88 per diluted share, during the second quarter of 2018, as compared to $10.5 million, or $.77 per diluted share during the second quarter of 2017.

Our net income and FFO for the three-month period ended June 30, 2018 included a net favorable impact of approximately $1.3 million, or $.10 per diluted share, consisting of the following: (i) a favorable impact of approximately $1.7 million, or $.12 per diluted share, received in connection with a lease termination agreement entered into during the second quarter of 2018 on a single-tenant medical office building located in Texas (the building has approximately 20,500 rentable square feet and this agreement terminated a lease that was scheduled to expire in July, 2020), partially offset by; (ii) an unfavorable impact of approximately $400,000, or $.02 per diluted share, consisting of non-recurring repairs and remediation expenses incurred at one of our medical office buildings. Also included in our net income and FFO during the second quarter of 2018 was a favorable impact of $194,000, or $.01 per diluted share, of business interruption insurance recoveries recorded in connection with damage sustained from Hurricane Harvey which occurred in late August, 2017 (see Hurricane Harvey Impact below for additional disclosure).

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2018 and 2017:

For the six-month period ended June 30, 2018, our reported net income was $15.4 million, or $1.12 per diluted share, as compared to $35.6 million, or $2.62 per diluted share during the first six months of 2017.

As reflected on the Supplemental Schedule, and as discussed below, our financial results for the six-month period ended June 30, 2018, included $4.5 million of hurricane insurance recoveries in excess of property damage write-downs recorded in connection with damage sustained from Hurricane Harvey. Our financial results for the first six months of 2017 included a gain of $27.2 million recorded in connection with our purchase of the minority ownership interest in, and subsequent divesture of, the St. Mary’s Professional Office Building (“Arlington transaction”).  Excluding these items from each respective period, and as calculated on the Supplemental Schedule, our adjusted net income was $10.9 million, or $.79 per diluted share, during the six-month period ended June 30, 2018 as compared to $8.4 million, or $.62 per diluted share, during the six-month period ended June 30, 2017.

As also calculated on the Supplemental Schedule, our FFO were $23.5 million, or $1.71 per diluted share, during the first six months of 2018, as compared to $21.3 million, or $1.57 per diluted share, during the first six months of 2017.

As discussed above, our net income and FFO for the six-month period ended June 30, 2018 included a net favorable impact of approximately $1.3 million, or $.10 per diluted share, consisting of the favorable impact of approximately $1.7 million, or $.12 per diluted share, from the lease termination agreement entered into during the second quarter of 2018, partially offset by the unfavorable impact of approximately $400,000, or $.02 per diluted share, resulting from the non-recurring repairs and remediation expenses incurred at one of our medical office buildings. Also included in our net income and FFO during the six-month period ended June 30, 2018 was a favorable impact of approximately $1.2 million, or $.08 per diluted share, of business interruption insurance recoveries recorded in connection with damage sustained from Hurricane Harvey. Included in this amount, which covered the period of late August, 2017 through June 30, 2018 (after satisfaction of the applicable deductibles), was approximately $500,000, or $.04 per diluted share, related to 2017.

Dividend Information:

The second quarter dividend of $.67 per share, or $9.2 million in the aggregate, was declared on June 13, 2018 and paid on July 3, 2018.

Capital Resources Information:

In late March, 2018, we entered into a credit agreement which provides for an unsecured, floating rate revolving credit facility in an aggregate principal amount of $300 million. As compared to our previous credit agreement, among other things, this agreement increased our borrowing capacity by $50 million (from $250 million) and decreased our effective interest rate spread (including commitment/facility fees) over the applicable underlying floating rate. The credit agreement has a scheduled maturity date of March, 2022, however, we have the option to extend the maturity date for up to two additional six month periods.

At June 30, 2018, we had $197.3 million of borrowings outstanding pursuant to the terms of our $300 million credit agreement and $102.7 million of available borrowing capacity.

Acquisition:

In June, 2018, we acquired the Beaumont Medical Sleep Center Building located in Southfield, Michigan for a purchase price of approximately $4.0 million. This building, which consists of approximately 11,500 rentable square feet, is 100% leased under the terms of a triple net lease with a remaining initial lease term of approximately 9.5 years, with two, five year renewal options.

Hurricane Harvey Impact:

In late August, 2017, five of our medical office buildings located in the Houston, Texas area, as mentioned below, incurred extensive water damage as a result of Hurricane Harvey. Until various times during the second quarter of 2018, these properties were temporarily closed and non-operational as we continued to reconstruct and restore them to an operational condition. As of June 30, 2018, reconstruction on all of the occupied space in these properties has been completed and operations have resumed.

During 2018, pursuant to the terms of a global settlement with our commercial property insurance carrier, we received $5.5 million of additional insurance recovery proceeds bringing the aggregate hurricane-related insurance recoveries to $12.5 million. The aggregate insurance proceeds recoveries, which were net of applicable deductibles, covered substantially all of the costs incurred related to the remediation, repair and reconstruction of each of these properties as well business interruption recoveries for the lost income related to each of these properties during the period they were non-operational.

Properties damaged and temporarily closed from Hurricane Harvey:

•	Cypresswood Professional Center – located in Spring, Texas and consisting of two medical office buildings (“MOBs”) with an aggregate of approximately 40,000 rentable square feet.
•	Professional Buildings at King’s Crossing – located in Kingwood, Texas and consisting of two MOBs with an aggregate of approximately 24,300 rentable square feet.
•	Kelsey-Seybold Clinic at King’s Crossing – located in Kingwood, Texas and consisting of one MOB with approximately 20,500 rentable square feet.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in sixty-nine properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017 and in Item 2 – Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on transactions and hurricane proceeds in excess of damaged property write-downs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute

FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of gains, such as gains on transactions and hurricane recovery proceeds in excess of damaged property write-downs during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017 and our report on Form 10-Q for the quarterly period ended March 31, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2018 and 2017

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Base rental - UHS facilities	$4,187	$4,303	$8,363	$8,383
Base rental - Non-related parties	10,217	10,116	20,544	20,086
Bonus rental - UHS facilities	1,204	1,242	2,530	2,530
Tenant reimbursements and other - Non-related parties	4,200	2,239	6,615	4,432
Tenant reimbursements and other - UHS facilities	303	245	598	464
	20,111	18,145	38,650	35,895
Expenses:
Depreciation and amortization	6,111	6,295	12,398	12,440
Advisory fees to UHS	948	874	1,852	1,740
Other operating expenses	5,445	4,923	10,653	9,628
Transaction costs	-	56	-	126
	12,504	12,148	24,903	23,934
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense, hurricane insurance recovery proceeds and gain	7,607	5,997	13,747	11,961
Equity in income of unconsolidated LLCs	425	498	854	1,575
Hurricane insurance recovery proceeds in excess of damaged property write-downs	-	-	4,535	-
Hurricane business interruption insurance recovery proceeds	194	-	1,162	-
Gain on Arlington transaction	-	-	-	27,196
Interest expense, net	(2,421)	(2,462)	(4,889)	(5,137)
Net income	$5,805	$4,033	$15,409	$35,595
Basic earnings per share	$0.42	$0.30	$1.12	$2.62
Diluted earnings per share	$0.42	$0.30	$1.12	$2.62

Weighted average number of shares outstanding - Basic and Diluted	13,720	13,583	13,719	13,581

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended June 30, 2018 and 2017

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30, 2018		June 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,805	$0.42	$4,033	$0.30
Adjustments:	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$5,805	$0.42	$4,033	$0.30

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	June 30, 2018		June 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,805	$0.42	$4,033	$0.30
Plus: Depreciation and amortization expense:
Consolidated investments	5,959	0.44	6,167	0.45
Unconsolidated affiliates	254	0.02	253	0.02
FFO	$12,018	$0.88	$10,453	$0.77

Dividend paid per share		$0.670		$0.660

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the six months ended June 30, 2018 and 2017

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,409	$1.12	$35,595	$2.62
Adjustments:
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	(4,535)	(0.33)	-	-
Less: Gain on Arlington transaction	-	-	(27,196)	(2.00)
Subtotal adjustments to net income	(4,535)	(0.33)	(27,196)	(2.00)
Adjusted net income	$10,874	$0.79	$8,399	$0.62

Calculation of Funds From Operations (“FFO”)

	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,409	$1.12	$35,595	$2.62
Plus: Depreciation and amortization expense:
Consolidated investments	12,110	0.88	12,189	0.90
Unconsolidated affiliates	525	0.04	679	0.05
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	(4,535)	(0.33)	-	-
Gain on Arlington transaction	-	-	(27,196)	(2.00)
FFO	$23,509	$1.71	$21,267	$1.57

Dividend paid per share		$1.335		$1.315

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30,	December 31,
	2018	2017
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$553,970	$546,634
Accumulated depreciation	(163,434)	(153,379)
	390,536	393,255
Land	53,396	53,142
Net Real Estate Investments	443,932	446,397
Investments in limited liability companies ("LLCs")	4,655	4,671
Other Assets:
Cash and cash equivalents	5,732	3,387
Base and bonus rent and other receivables from UHS	2,610	2,680
Rent receivable - other	6,829	6,422
Intangible assets (net of accumulated amortization of $25.7 million and $28.7 million at June 30, 2018 and December 31, 2017, respectively)	19,253	20,559
Deferred charges and other assets, net	7,991	5,892
Total Assets	$491,002	$490,008
Liabilities:
Line of credit borrowings	$197,250	$181,050
Mortgage notes payable, non-recourse to us, net	52,806	75,359
Accrued interest	504	540
Accrued expenses and other liabilities	12,193	12,188
Dividends payable	9,156	-
Tenant reserves, deposits and deferred and prepaid rents	11,103	10,310
Total Liabilities	283,012	279,447
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2018 - 13,744,229; 2017 - 13,735,369	137	137
Capital in excess of par value	265,544	265,335
Cumulative net income	633,529	618,120
Cumulative dividends	(691,518)	(673,175)
Accumulated other comprehensive income	298	144
Total Equity	207,990	210,561
Total Liabilities and Equity	$491,002	$490,008